Exhibit 24.2

OMNIBUS POWERS OF ATTORNEY

Each person whose signature appears below authorizes each of Leslie S. Brush, Karen M. Mullane, Michael J. Ruane and Victoria E. Silbey or any of them as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer, director or manager, as the case may be, of the registrants below and any additional registrants providing guarantees relating to the Notes referenced below, as applicable, any Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) relating to 9 1/8% Senior Notes due 2013 of SunGard Data Systems Inc. (the “Senior Notes”) and the guarantees relating to the Senior Notes, and 10 1/4% Senior Subordinated Notes due 2015 of SunGard Data Systems Inc. (the “Senior Subordinated Notes” and together with the Senior Notes, the “Notes”) and the guarantees relating to the Senior Subordinated Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, as contemplated under the Registration Rights Agreement, dated as of August 11, 2005, among Solar Capital Corp., SunGard Data Systems Inc., the Guarantors named therein and Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., relating to the Senior Notes and the Registration Rights Agreement, dated as of August 11, 2005, among Solar Capital Corp., SunGard Data Systems Inc., the Guarantors named therein and Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., relating to the Senior Subordinated Notes, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

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This Omnibus Power of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 22nd day of April 2008.

ACEVA TECHNOLOGIES LLC

ADVANCED PORTFOLIO TECHNOLOGIES, INC.

APPLIED SECURITIES TECHNICAL EVALUATION & CONSULTING, INC.

AUTOMATED SECURITIES CLEARANCE LLC

BANCWARE LLC

COOPERATIVE RESEARCH SERVICES, INC.

DERIVATECH RISK SOLUTIONS INC.

EXETER EDUCATIONAL MANAGEMENT SYSTEMS, INC.

INFLOW LLC

MBM INC.

ONLINE SECURITIES PROCESSING INC.

SUNGARD ADVISOR TECHNOLOGIES INC.

SUNGARD ASIA PACIFIC INC.

SUNGARD ASSET MANAGEMENT SYSTEMS LLC

SUNGARD AVAILABILITY SERVICES LP

SUNGARD AVANTGARD (US) INC.

SUNGARD AVANTGARD LLC

SUNGARD AVANTGARD RECEIVABLES LLC

SUNGARD BUSINESS SYSTEMS LLC

SUNGARD CANADA HOLDINGS INC.

SUNGARD COMPUTER SERVICES LLC

SUNGARD CORBEL LLC

SUNGARD DIS INC.

SUNGARD ENERGY SYSTEMS INC.

SUNGARD EPROCESS INTELLIGENCE LLC

SUNGARD ERISK INC.

SUNGARD EXPERT SOLUTIONS LLC

SUNGARD FINANCIAL SYSTEMS LLC

SUNGARD HIGHER EDUCATION ADVANCEMENT INC.

SUNGARD HIGHER EDUCATION INC.

SUNGARD HIGHER EDUCATION MANAGED SERVICES INC.

SUNGARD INSTITUTIONAL PRODUCTS LLC

SUNGARD INVESTMENT SYSTEMS LLC

SUNGARD IWORKS LLC

SUNGARD IWORKS P&C (US) INC.

SUNGARD KIODEX INC.

SUNGARD NETWORK SOLUTIONS INC.

SUNGARD PRONVEST INC.

SUNGARD REFERENCE DATA SOLUTIONS LLC

SUNGARD SAS HOLDINGS INC.

SUNGARD SECURITIES FINANCE LLC

SUNGARD SECURITIES FINANCE INTERNATIONAL LLC

SUNGARD SHAREHOLDER SYSTEMS LLC

SUNGARD SIGNIX LLC

SUNGARD SOFTWARE, INC.

SUNGARD TECHNOLOGY SERVICES LLC

SUNGARD TRUST SYSTEMS LLC

SUNGARD VERICENTER, INC.

SUNGARD VPM INC.

SUNGARD WORKFLOW SOLUTIONS LLC

WALL STREET CONCEPTS LLC

/s/ Eric A. Berg
Eric A. Berg

/s/ John A. Milana
John A. Milana

/s/ Thomas J. McDugall
Thomas J. McDugall